For Immediate Release
January 22, 2004

         AJS BANCORP, INC. ANNOUNCES YEAR END EARNINGS

AJS Bancorp, Inc. (Electronic Bulletin Board; AJSB.OB), the holding company for A.J. Smith Federal Savings Bank of Midlothian, Illinois today reported consolidated net income of $279,000 for the fourth quarter ended December 31, 2003 as compared to $452,000 for the same quarter in 2002. Basic and diluted earnings were $0.12 per share for the quarter ended December 31, 2003 compared to $0.19 per share for the same period in 2002. Net income for the year ended December 31, 2003 was $1.4 million compared to net income of $2.1 million for the year ended December 31, 2002. Basic and diluted earnings were $0.60 per share and $0.90 per share for the respective twelve-month periods ended December 31, 2003 and 2002. As discussed in more detail below, the decreases in net income for the comparative three and twelve-month periods primarily reflect decreases in net interest income and non-interest income and an increase in non-interest expense. All information is unaudited.

Total assets as of December 31, 2003 were $238.4 million, an increase of $15.8 million or 7.1% from $222.6 million at December 31, 2002. Loans receivable increased $19.5 million to $155.6 million at December 31, 2003 due to higher demand during the first half of the year caused mostly by existing customers refinancing their mortgage at higher principal amounts and the origination of new loans during a period of historically low mortgage interest rates. Total deposits increased $14.8 million or 8.8% to $183.8 million at December 31, 2003 from $169.0 million at December 31, 2002. This increase was largely due to greater marketing efforts and promotional deposit rates associated with the December 2002 opening of our branch facility in Orland Park, Illinois.

Total stockholders' equity decreased to $33.4 million at December 31, 2003 from $33.6 million at December 31, 2002. The decrease in stockholders' equity primarily reflects a decrease in other comprehensive income and the purchase of common stock during the year offset by net income of $1.4 million for the year ended December 31, 2003. In addition, at our annual meeting on May 21, 2003, shareholders approved the implementation of a recognition and retention plan
(RRP). Awards made under the RRP will vest over a five-year period. During 2003 we repurchased 73,000 shares as part of our stock repurchase program. A portion of such shares was used to fund the RRP awards.

INCOME INFORMATION -THREE MONTH PERIODS ENDED DECEMBER 31, 2003 AND 2002:

Net interest income decreased by $82,000 or 4.3% to $1.8 million for the quarter ended December 31, 2003 from $1.9 million for the same quarter in 2002. The decline in net interest income was primarily due to a decrease in the net interest rate spread and the net interest margin to 2.96% and 3.21%, respectively for the quarter ended December 31, 2003 from 3.33% and 3.65% for the prior year quarter. The decrease in the spread and the net interest margin was largely due to the decrease in the average yield on interest earning assets exceeding the decrease in the cost of funds as interest earning assets and interest-bearing liabilities both repriced downward in the declining interest rate environment that existed in 2003 and 2002.

We did not record a provision for loan losses during the quarters ended December 31, 2003 or 2002. At December 31, 2003 and December 31, 2002 our allowance for loan losses was $2.0 million and $2.1 million or 1.2% and 1.5% of total loans, respectively. Management does not believe that additional loan loss provisions are warranted at this time given the amount in the allowance for loan losses and the composition and inherent and known risks in our loan portfolio, however, should any unforeseen risks present themselves management may need to increase the provision in the future.

Noninterest income decreased $69,000 to $244,000 for the quarter ended December 31, 2003. The decrease in noninterest income was due to a $17,000 decrease in service charges and a $54,000 decrease in other noninterest income. Other noninterest income decreased due to a $22,000 decrease in correspondent fees, and a $19,000 decrease in the gain on the sale of REO. The decrease in correspondent fees occurred due to a decision to cut back the staffing in the correspondent loan department, resulting in a decrease in loan volume and income from that department. The decrease in the gain on the sale of REO resulted from losses that were realized after the property became REO. The condition of the property was in worse shape than was originally estimated and the bank took an additional write down in the market value of the property.

Noninterest expense increased to $1.6 million from $1.5 million for the quarter ended December 31, 2003 compared to the same period in 2002. Salaries and benefits, occupancy and advertising expense increased by $131,000, $33,000 and $35,000, respectively, partially offset by a decrease in data processing costs of $26,000. The increase in salaries and benefit costs was partially the result of the implementation of the RRP. Also contributing to this rise in salaries and benefits expenses were increases in employee stock ownership plan expense due to the increase in the market value of the company's stock, and group insurance. Occupancy costs increased mostly due to increased repairs and maintenance to the buildings. Advertising and promotion costs increased mostly due to a promotion celebrating the one-year anniversary of our Wolf Road facility. Data processing expenses decreased due to the renegotiation of the Bank's data processing contract at lower monthly rates.

Income tax expense decreased $147,000 to $134,000 for the quarter ended December 31, 2003 from $281,000 for the quarter ended December 31, 2002. This was the result of overall lower earnings for the most recent quarter.

INCOME INFORMATION -YEAR ENDED DECEMBER 31,2003 AND 2002:

Net interest income decreased by $409,000 or 5.3% to $7.3 million for the year ended December 31, 2003 from $7.7 million for the same period in 2002. Our net interest rate spread decreased 46 basis points to 2.93% from 3.39% while our net interest margin decreased 58 basis points to 3.20% from 3.78%. The decrease in our net interest rate spread and net interest margin reflects the downward repricing of interest-bearing assets in excess of the repricing of our cost of funds. Although market interest rates have not decreased significantly, the effects of the lower rates are still affecting our net interest income as loans reprice downward and loans are refinanced at lower rates.

We recorded a negative provision for loan losses of $61,000 during the year ended December 31, 2003 compared to a $20,000 provision for loan losses for the same period in 2002. Management does not believe that additional loan loss provisions are warranted at this time given the amount in the allowance for loan losses and the composition and inherent and known risks in our loan portfolio, however, should any unforeseen risks present themselves management may need to increase the provision in the future.

Noninterest income decreased $500,000 to $1.1 million for the year ended December 31, 2003 from $1.6 million for the comparable period in 2002. The decrease was the result of reductions in insurance commission income of $78,000 to $314,000 and other noninterest income of $433,000 to $246,000, for the year ended December 31, 2003. The decrease in insurance commissions was due to lower sales of annuity products during the twelve-month period ended December 31, 2003 when compared to the same period in 2002. The decrease in other noninterest income was primarily due to a decrease in correspondent lending fees as a result of the Company's decision to cut back the staffing in that department which resulted in a decrease in loan volume. A decrease in the profit on the sale of real estate also contributed to lower other noninterest income.

Noninterest expense increased $408,000 to $6.3 million for the year ended December 31, 2003 from $5.9 million for the comparable period in 2002. Salaries and benefits increased $354,000 for the comparable periods, occupancy costs increased $65,000, whereas data processing expense decreased $35,000 for the twelve-month period ended December 31, 2003 compared to the same period in 2002. As mentioned in the quarterly information, the increase in salaries and benefit costs includes the impact of the implementation of the RRP. Also contributing to higher salary and benefit costs were increases in overall compensation and employee stock ownership plan expenses due to the increase in the market value of the company's stock. Occupancy expenses increased due to increased real estate taxes and costs of repairs and maintenance to the office buildings offset somewhat by decreases in depreciation expenses. Data processing costs decreased due to the renegotiation of the Bank's data processing contract at lower monthly rates.

Income tax expense decreased $514,000 to $782,000 at December 31, 2003 from $1.3 million at December 31, 2002. This was the result of overall lower earnings for the year.

Other financial information is included in the tables that follow.

This press release contains certain "forward-looking statements" which may be identified by the use of such words as "believe", "expect", "intend", "anticipate", "should", "planned", "estimated" and "potential". Examples of forward-looking statements include, but are not limited to, estimates with respect to our financial condition, results of operations and business that are subject to various factors which could cause actual results to differ materially from these estimates and most other statements that are not historical in nature. These factors include, but are not limited to, general and local economic condition, changes in interest rates, deposit flows, demand for mortgage and other loans, real estate values, and competition; changes in accounting principles, policies or guidelines; changes in legislation or regulation; and other economic, competitive, governmental, regulatory, and technological factors affecting our operations, pricing, products and services.

Contact: Lyn G. Rupich
              President
              708-687-7400

AJS BANCORP, INC.
CONSOLIDATED CONDENSED BALANCE SHEETS
Dollars in thousands (except per share data)
(Unaudited)
                                                  31-Dec-03       31-Dec-02
ASSETS

Cash and due from financial Institutions          $  19,801       $  16,896
Federal funds Sold                                        0           6,000
                                                  -------------------------
TOTAL CASH AND CASH EQUIVALENTS                      19,801          22,896

Securities                                           42,652          52,263
Loans receivable net of allowance for loan loss
   of $1,962 at December 31, 2003, and $2,082
   at December 31, 2002.                            155,628         136,134
Federal Home Loan Bank Stock                         13,612           4,477
Premises and equipment                                4,875           4,595
Accrued interest receivable & other assets            1,816           2,205
                                                  -------------------------
TOTAL ASSETS                                      $ 238,384       $ 222,570
                                                  =========================

LIABILITIES AND SHAREHOLDERS EQUITY
Deposits                                          $ 183,847       $ 169,008
Federal Home Loan Bank advances                      17,000          16,000
Advance payments by borrowers for taxes
   and insurance                                      1,651           1,459
Accrued expenses and other liabilities                2,535           2,457
                                                  -------------------------

TOTAL LIABILITIES                                   205,033         188,924
TOTAL EQUITY                                         33,351          33,646
                                                  -------------------------
TOTAL LIABILITIES AND EQUITY                      $ 238,384       $ 222,570
                                                  =========================

                                                  31-Dec-03       31-Dec-02
INTEREST INCOME & DIVIDEND INCOME
Loans, including fees                             $   9,346       $   9,745
Securities                                            2,234           2,917
Interest bearing deposits & other                       669             390
Federal Funds Sold                                       98              61
                                                  -------------------------
TOTAL INTEREST INCOME                                12,347          13,113

INTEREST EXPENSE ON DEPOSITS
Deposits                                              4,210           4,651
Federal Home Loan Bank & Other                          859             775
                                                  -------------------------
Total Interest Expense                                5,069           5,426
                                                  -------------------------
NET INTEREST INCOME                                   7,278           7,687
Provision for loan losses                               (61)             20
                                                  -------------------------
NET INTEREST INCOME AFTER PROVISION FOR
   LOAN LOSSES                                        7,339           7,667

NON-INTEREST INCOME
Insurance commissions                                   314             392
Service charges on deposit accounts                     539             528
Other                                                   246             679
                                                  -------------------------
TOTAL NON-INTEREST INCOME                             1,099           1,599

NON-INTEREST EXPENSE
Salaries and employee benefits                        3,632           3,278
Occupancy                                               868             803
Advertising & promotion                                 309             293
Data processing                                         361             396
Other                                                 1,093           1,085
                                                  -------------------------
TOTAL NON-INTEREST EXPENSE                            6,263           5,855

INCOME BEFORE INCOME TAXES                            2,175           3,411
Income Tax Expense                                      782           1,296
                                                  -------------------------
NET INCOME                                        $   1,393       $   2,115
                                                  =========================
Net Income per Share, basic and diluted              $0.600          $0.900

AJS BANCORP, INC.
CONSOLIDATED CONDENSED BALANCE SHEETS
Dollars in thousands
For the Three months ended 12/31/03

                                           For the Three     For the Three
                                           Months ended      Months ended
                                            12/31/2003        12/31/2002
INTEREST INCOME & DIVIDEND INCOME
Loans, including fees                      $  2,301          $   2,380
Securities                                      461                701
Interest bearing deposits & other               261                111
Federal Funds Sold                                5                 11
                                           ------------------------------
TOTAL INTEREST INCOME                         3,028              3,203

INTEREST EXPENSE ON DEPOSITS
Deposits                                      1,004              1,105
Federal Home Loan Bank & Other                  215                207
                                           ------------------------------
Total Interest Expense                        1,219              1,312
                                           ------------------------------
NET INTEREST INCOME                           1,809              1,891
Provision for loan losses                         0                  0
                                           ------------------------------
NET INTEREST INCOME AFTER PROVISION FOR
   LOAN LOSSES                                1,809              1,891

NON-INTEREST INCOME
Insurance commissions                            86                 84
Service charges on deposit accounts             133                150
Other                                            25                 79
                                           ------------------------------
TOTAL NON-INTEREST INCOME                       244                313

NON-INTEREST EXPENSE
Salaries and employee benefits                  953                822
Occupancy                                       215                182
Advertising & promotion                         109                 74
Data processing                                  79                105
Other                                           284                288
                                           ------------------------------
TOTAL NON-INTEREST EXPENSE                    1,640              1,471

INCOME BEFORE INCOME TAXES                      413                733
Income Tax Expense                              134                281
                                           ------------------------------
NET INCOME                                 $    279          $     452
                                           ==============================



AJS Bancorp, Inc.
Financial Highlights
(unaudited)                                December 31, 2003       December 31, 2002
                                            (In thousands)
Selected Financial Highlights:
------------------------------
Total assets                               $  238,384              $  222,570
Loans receivable, net                         155,628                 136,134
Securities                                     42,652                  52,263
Deposits                                      183,847                 169,008
Federal Home Loan Bank advances                17,000                  16,000
Stockholders' equity                           33,351                  33,646

Book value per share (1)                        14.16                   14.32

Number of shares outstanding (2)            2,355,180               2,350,338

                                           Three months ended      Three months ended
                                            December 31, 2003      December 31, 2002
                                           (In thousands except per share information)

Selected Operations Data:
-------------------------
Total interest income                      $    3,028              $    3,203
Total interest expense                          1,219                   1,312
                                           ------------------------------------------
Net interest income                             1,809                   1,891
Provision for loan losses                           0                       0
                                           ------------------------------------------
Net interest income after provision
for loan losses                                 1,809                   1,891
Noninterest income                                244                     313
Noninterest expense                             1,640                   1,471
                                           ------------------------------------------
Income before taxes                               413                     733
Income tax provision                              134                     281
                                           ------------------------------------------
Net income                                        279                     452
                                           ==========================================

Earnings per share, basic and diluted      $     0.12              $     0.19





                                           Three months ended      Three months ended
                                            December 31, 2003      December 31, 2002

Selected Operating Ratios:
--------------------------
Return on average assets                         0.47%                   0.82%
Return on average equity                         3.36%                   5.42%
Interest rate spread during the period           2.96%                   3.33%
Net interest margin                              3.21%                   3.65%
Average interest-earning assets to average
interest-bearing liabilities                   111.46%                 112.85%
Efficiency ratio (3)                            79.88%                  66.70%

                                           Twelve months ended    Twelve months ended
                                            December 31, 2003      December 31, 2002
                                           (In thousands except per share information)
Selected Operations Data:
-------------------------
Total interest income                      $   12,347                $ 13,113
Total interest expense                          5,069                   5,426
                                           ------------------------------------------
Net interest income                             7,278                   7,687
Provision for loan losses                         (61)                     20
                                           ------------------------------------------
Net interest income after provision
for loan losses                                 7,339                   7,667
Noninterest income                              1,099                   1,599
Noninterest expense                             6,263                   5,855
                                           ------------------------------------------
Income before taxes                             2,175                   3,411
Income tax provision                              782                   1,296
                                           ------------------------------------------
Net income                                      1,393                   2,115
                                           ==========================================

Earnings per share, basic and diluted      $     0.60              $     0.90


                                           Twelve months ended    Twelve months ended
                                            December 31, 2003      December 31, 2002

Selected Operating Ratios:
--------------------------
Return on average assets                         0.58%                   0.98%
Return on average equity                         4.15%                   6.50%
Interest rate spread during the period           2.93%                   3.39%
Net interest margin                              3.20%                   3.78%
Average interest-earning assets to average
interest-bearing liabilities                   112.29%                 114.49%
Efficiency ratio (3)                            74.76%                  63.04%

                                                 As of                  As of
                                           December 31, 2003       December 31, 2002
                                           -----------------       -----------------
Asset Quality Ratios:
---------------------
Non-performing assets to total assets            0.49%                   0.49%
Allowance for loan losses to non-performing

loans                                          172.63%                 197.91%
Allowance for loan losses to loans receivable,
 gross                                           1.24%                   1.51%


(1)  Shareholders' equity divided by number of shares outstanding.
(2)  Total shares issued, less unearned ESOP shares, and treasury shares.
(3) Non-interest expense divided by the sum of net interest income and non-interest income.
